Registration No. 333-194257

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-194257

UNDER

THE SECURITIES ACT OF 1933

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-2209244 (I.R.S Employer Identification No.)
6931 Arlington Road, Suite 200 Bethesda, Maryland (Address of Principal Executive Office)	20814 (Zip Code)

Liquidity Services, Inc. 401(k) Profit Sharing Plan

(Full title of the plan)

Mark A. Shaffer

Chief Legal Officer and Corporate Secretary

Liquidity Services, Inc.

6931 Arlington Road, Suite 200

Bethesda, Maryland 20814

(202) 467-6868

(Name, adddress and telephone number, including area code, of agent for service)

Copies to:

Frank P. Esposito

Squire Patton Boggs (US) LLP

1000 Key Tower, 127 Public Square

Cleveland, Ohio 44114

(216) 479-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☒

Non-accelerated file ☐ Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Liquidity Services, Inc., a Delaware corporation (the “Company” or the “Registrant”), is filing this Post-Effective Amendment No. 1 (the “Post Effective Amendment”) to deregister certain securities previously registered by the Registration Statement on Form S-8 (Commission File Number 333-194257) (the “Registration Statement”) filed with the Securities and Exchange Commission on March 3, 2014, which registered $10,000,000 of the Company’s Common Stock, par value $0.001 per share of the Registrant (“Common Stock”), and an indeterminate amount of plan interests (“Plan Interests”) to be offered and sold pursuant to the Liquidity Services, Inc. 401(k) Profit Sharing Plan (the “Plan”).

Effective March 21, 2023, participants in the Plan were no longer able to invest in the Registrant’s stock fund as an investment option, and effective March 28, 2023, all shares of Common Stock held in such stock fund were liquidated and reinvestment in non-Registrant investment vehicles. Accordingly, pursuant to the undertakings contained in the Registration Statement to remove from registration, by means of a post-effective amendment, any of registered securities that remain unissued at the termination of the offering, the Registrant is filing this Post-Effective Amendment to deregister, and it hereby removes from registration, all remaining shares of Common Stock and all Plan Interests that were registered for issuance pursuant to the Registration Statement and that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 28th day, of March, 2023.

Liquidity Services, Inc.

(registrant)

By: /s/ William P. Angrick, III

William P. Angrick, III

Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustee (or other persons who administer the employee benefit plan) has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 28th day, of March, 2023.

Liquidity Services, Inc. 401(k) Profit Sharing Plan & Trust (on behalf of Liquidity Services, Inc. 401(k) Profit Sharing Plan

(plan)

By: /s/ Novelette Murray

Novelette Murray

Trustee